Exhibit 99.1

Contact:
Kearstin Patterson
Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics Reports 2009 Second Quarter Earnings Results

Franklin, Tenn. – August 10, 2009 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today reported its financial results as of and for the three and six months ended June 30, 2009.  For the three months ended June 30, 2009, the Company reported a net loss of $6.3 million, or $(0.32) per diluted share, compared to a net loss of $9.2 million, or $(0.50) per diluted share, for the same period in 2008.  For the six months ended June 30, 2009, the Company reported a net loss of $14.3 million, or $(0.75) per diluted share, compared to a net income of $22.1 million, or $1.15 per diluted share, for the same period in 2008.  The net income for the three and six months ended June 30, 2008 included a gain of $39.3 million resulting from the January 2008 sale of the Company’s orofacial therapeutic business; excluding this gain, the Company’s net loss for six months ended June 30, 2008 was $17.2 million, or $(0.89) per diluted share.  The Company ended the second quarter of 2009 with $62.2 million of cash, cash equivalents and investments, excluding auction rate securities.

Second Quarter Clinical and Corporate Updates

During the first half of 2009, the Company made advancements in its product development programs and other critical business areas:

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In the second quarter of 2009, the Company submitted both the pre-clinical pharmacology/toxicology and quality/manufacturing sections of a modular pre-market approval (PMA) application for marketing of AugmentTM Bone Graft in the United States.  A modular submission breaks the PMA document into three sections or modules filed at different times that together become a complete application.  The modular approach allows the applicant to potentially resolve any concerns noted by the U.S. Food and Drug Administration (FDA) earlier in the review process than would occur with a traditional PMA application, and may ultimately shorten the review and approval timeline.  The Company expects to file the third and final module, containing the data from the clinical trial, and release top line data from the trial, in the fourth quarter of 2009.

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The Company announced it achieved a new ISO 9001:2008 certification and ISO 13485:2003 recertification.  These certifications are maintained by the International Organization of Standardization, which is the world's largest developer and publisher of international industrial and commercial standards for business. Companies that achieve these certifications are recognized within the medical device industry and by international regulatory bodies as operating at the highest standards of quality in customer satisfaction, manufacturing and distribution and risk management.

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At the American Orthopedic Foot and Ankle Society (AOFAS) Meeting in Vancouver, Canada in July, Dr. Timothy Daniels, lead Canadian investigator in the AugmentTM Injectable Bone Graft pivotal trial, presented an electronic poster on the results of the Augment Injectable Canadian pilot study. Further, several of the Company’s key clinical investigators participating in the Augment Bone Graft pivotal trial met with investors and research analysts and highlighted their experiences using Augment during the trial.  Also at the meeting, the Company was recognized for its support to the society’s Outreach and Education Foundation (OEF).

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The Company previously announced that the Marketing Authorization Application (MAA) for GEM 21S® (now known as GEMESISTM in Europe) was under review by the European Medicines Agency (EMEA).  In July 2009, the EMEA announced that the Company’s MAA would be rejected, due in part to the different clinical and quality requirements of a drug product in the EU compared to a medical device product in the United States.  The Company is working to address EMEA’s concerns and anticipates it will appeal this decision. Upon the approval of GEMESIS in the EU, the Company expects to receive a $10.0 million milestone payment from Luitpold Pharmaceuticals, Inc., a U.S. subsidiary of Daiichi Sankyo Co., Ltd.   Previously, the Company had excluded this milestone payment from its financial guidance for 2009.

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The Company announced the results of its 2009 Annual Meeting of Stockholders that took place on June 18, 2009 at the Company’s headquarters.  The Company’s shareholders voted in favor of all proposals identified in the Proxy Statement, including the re-election of Chris Ehrlich and Charles Federico and the election of Thorkil Christensen to the Company’s board of directors,  and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2009.  In other voting, stockholders approved the participation of Novo A/S as a standby purchaser in the Company’s rights offering, which was completed in June 2009, if the rights to purchase stock were not subscribed for by other current stockholders.

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During the second quarter, the Company raised a total of $25 million in a series of transactions including private placements to InterWest Partners X, L.P. and Novo A/S, as well as a rights offering to other shareholders of record as of April 21, 2009 (record date).  The Company sold 2,941,177 shares at $8.50 per share. The Company intends to use the net proceeds of the financings for general corporate purposes, including funding additional product development and potential commercialization activities.

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In April 2009, the Company sold two of its investments in auction rate securities (ARS) and two of the ARS investments were redeemed by the issuer for total proceeds of $10.9 million.  The total par value of these ARS investments was $11.9 million.  In accordance with a Time Promissory Note (Note) credit facility with Deutsche Bank AG (Deutsche Bank), under which the Company had granted Deutsche Bank a first priority security interest in certain of its ARS investments serving as collateral, the Company also repaid $8.3 million against the Note.  Therefore, as of June 30, 2009, the Company’s outstanding balance borrowed against the Note was $30.8 million.  Also, in July 2009, certain of the Company’s ARS investments were partially redeemed at par by the issuer for total proceeds of $0.2 million, and in accordance with the terms of the Note, the Company repaid an additional $0.1 million against the Note.

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On July 20, 2009, the Company filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission.  Although the Company currently has no plans to do so, under this shelf registration statement, BioMimetic may from time to time, in one or more series, separately or together, sell the Company’s common stock, preferred stock, debt securities or warrants to purchase Company’s common stock or any combination of such securities.  The aggregate public offering price of the securities that the Company may offer pursuant to the registration statement will be up to $150.0 million.

“During the second quarter we continued to make strong progress towards the goal of achieving our first orthopedic product approval in the United States,” said Dr. Samuel E. Lynch, president and CEO of BioMimetic Therapeutics. “We submitted two of three modules of the PMA application for Augment Bone Graft, and we are working diligently to lock the database, perform a rigorous analysis of the data and complete the final study report to be included in the third and final PMA module for submission to FDA later this year.   We achieved certification to ISO 9001:2008, a testimony to the rigorous quality of the work performed at BioMimetic.  We also strengthened our balance sheet this quarter by completing a series of financing transactions raising a total of $25 million, which will be used to ramp up development of our second product candidate, Augment Injectable, as well as help fund our anticipated launch activities for Augment in Canada.  The rights offering was over-subscribed by our investors, which we believe is a clear statement that BioMimetic has great support from our shareholders.”

Additional Financial Results

As of June 30, 2009, the Company’s condensed consolidated balance sheet includes approximately $21.3 million of cash and cash equivalents and $80.6 million of short-term and long-term investments, which includes $40.0 million of investments in auction rate securities recorded at fair market value.  In April 2009, the Company sold certain of its auction rate securities, and certain of its auction rate securities were redeemed by the issuer, for total proceeds to the Company of $10.9 million.  The redemption and sale transactions resulted in a $1.7 million realized gain recorded to investment income during the second quarter of 2009.  Concurrently with the redemption and sale transactions, the Company repaid $8.3 million against its note payable to Deutsche Bank, which is secured by certain of its auction rate securities, resulting in a remaining balance on the note payable of $30.8 million as of June 30, 2009.  In addition, in July 2009, certain of the Company’s auction rate securities were partially redeemed at par value for total proceeds to the Company of $0.2 million, resulting in an additional repayment of $0.1 million against the note payable.

For the three and six months ended June 30, 2009, the Company reported total revenues of $0.4 million and $0.8 million, respectively, consisting of royalty income and sublicense fee income.  This compares to total revenues of $0.5 million and $0.9 million, respectively, for the same periods in 2008, excluding a gain of $39.3 million resulting from the January 2008 sale of the Company’s orofacial therapeutic business.

Research and development expenses totaled $5.2 million for the three months ended June 30, 2009, compared to $6.8 million for the same period in 2008.  For the six months ended June 30, 2009, research and development expenses totaled $10.3 million, compared to $13.0 million for the same period in 2008.  Research and development expenses result primarily from clinical trials of the Company’s orthopedic product Augment in the United States, Canada and the European Union, as well as continuing expenses associated with new and ongoing pre-clinical studies and regulatory filings.  The decrease in 2009 research and development expenses was partially due to decreased professional services costs for clinical, validation consulting, regulatory and outside research and development, which have decreased by $0.3 million and $0.6 million for the three and six months ended June 30, 2009, respectively, after initial start-up costs of clinical trials in 2008.  In addition, contract manufacturing costs, milestone expenses, recruiting and relocations costs decreased by approximately $1.1 million and $1.7 million for the three and six months ended June 30, 2009, respectively.

General and administrative expenses totaled $2.4 million for the three months ended June 30, 2009, compared to $2.5 million for the same period in 2008.  For the six months ended June 30, 2009, general and administrative expenses totaled $4.8 million, compared to $4.9 million for the same period in 2008.  These expenses consist of salaries, wages and related benefits, professional services, rent and utility costs for our facilities and minimum royalty payments per our patent licensing agreements.  We have kept our organizational growth flat with the prior year, and we are continuously monitoring expenses and have implemented certain cost-conservation measures.

2009 Financial Guidance

Based on current operating plans, forecasted timing and costs of clinical trials and other product development programs, the Company anticipates its 2009 year-end balance of cash, cash equivalents and investments to range from $88.0 to $95.0 million, and anticipates that its net cash use will be between $2.0 and $9.0 million. This includes the $25.0 million gross proceeds from the financing transactions closed during the second quarter as well as the $10.0 million in time-based payments expected in 2009 related to the sale of its orofacial therapeutic business to Luitpold Pharmaceuticals, Inc., of which $6.0 million was received in July 2009. Loss before income taxes for the year ending December 31, 2009 is forecasted to be in the range of $31.0 to $38.0 million.

Conference Call and Webcast

As previously announced, BioMimetic will be hosting a conference call and webcast on Monday, August 10, 2009 at 4:30 p.m. EDT to discuss the second quarter 2009 financial results. A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com. The webcast will be archived on the website for at least 30 days.

The conference call may be accessed on August 10, 2009 by dialing 888-679-8037 (passcode: 24525695). The international dial in number is 617-213-4849, and the same passcode applies. Participants should dial in 10 minutes prior to the call if they have not pre-registered.

About BioMimetic Therapeutics

BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology. Additionally, the Company has both completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist. The Company's previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S and GEMESIS are trademarks of Luitpold Pharmaceuticals, Inc., who now owns those products and markets GEM 21S through its Osteohealth Company in the United States and Canada.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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BIOMIMETIC THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$21,314,139	$17,534,963
Investments - short term	40,861,867	33,218,233
Receivables - trade	-	1,084
Receivables - other	10,396,209	11,635,778
Inventory	1,261,622	-
Prepaid expenses	586,143	503,032
Total current assets	74,419,980	62,893,090
Investments - long term	39,773,050	46,624,040
Inventory	-	1,261,987
Prepaid expenses - long term	27,322	58,673
Property and equipment, net	6,608,052	7,014,262
Capitalized patent license fees, net	3,715,296	4,983,729
Deposits	2,284,608	2,284,608
Total assets	$126,828,308	$125,120,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,133,724	$4,325,907
Accrued payroll, employee benefits and payroll taxes	1,760,555	2,304,016
Other accrued expenses	1,578,244	2,392,236
Current portion of capital lease obligations	18,620	18,187
Current portion of note payable	140,000	-
Deferred revenue	971,188	971,188
Total current liabilities	5,602,331	10,011,534
Accrued rent - related party	408,780	399,256
Capital lease obligations	25,293	34,713
Deferred revenue	16,039,263	16,520,866
Note payable	30,630,000	39,100,000
Total liabilities	52,705,667	66,066,369

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized; no shares issued and outstanding as of June 30, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value; 37,500,000 shares authorized; 21,735,380 shares issued and outstanding as of June 30, 2009; 18,714,067 shares issued and outstanding as of December 31, 2008	21,735	18,714
Additional paid-in capital	158,207,006	131,262,570
Accumulated other comprehensive income	2,592,986	135,542
Accumulated deficit	(86,699,086)	(72,362,806)
Total stockholders’ equity	74,122,641	59,054,020
Total liabilities and stockholders’ equity	$126,828,308	$125,120,389

BIOMIMETIC THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Royalty income	$131,228	$208,823	$270,362	$435,995
Sublicense fee income	242,132	242,132	481,603	484,264
Other revenue	-	6,710	-	25,141
Total revenues	373,360	457,665	751,965	945,400
Costs and expenses:
Research and development	5,159,144	6,824,039	10,346,571	12,965,262
General and administrative	2,388,780	2,513,394	4,779,320	4,857,821
Depreciation and capital lease amortization	339,397	356,181	681,966	711,974
Patent license fee amortization	696,095	616,221	1,469,419	1,232,443
Total costs and expenses	8,583,416	10,309,835	17,277,276	19,767,500
Loss from operations	(8,210,056)	(9,852,170)	(16,525,311)	(18,822,100)

Interest (expense) income, net	(67,604)	118,159	(160,380)	329,823
Investment income, net	1,972,731	565,564	2,349,411	1,447,626
Gain on disposal of equipment	-	-	-	5,025
(Loss) gain on disposal of orofacial therapeutic business	-	(3,705)	-	39,293,189
(Loss) income before income taxes	(6,304,929)	(9,172,152)	(14,336,280)	22,253,563
Income taxes	-	-	-	122,500
Net (loss) income	$(6,304,929)	$(9,172,152)	$(14,336,280)	$22,131,063

Net (loss) income per common share:
Basic	$(0.32)	$(0.50)	$(0.75)	$1.20
Diluted	$(0.32)	$(0.50)	$(0.75)	$1.15

Weighted average shares used to compute net (loss) income per common share:
Basic	19,723,532	18,510,222	19,221,488	18,438,580
Diluted	19,723,532	18,510,222	19,221,488	19,259,727